Exhibit 11

                                  TRACOR
     COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                 (in thousands, except per share amounts)

                                                       Three Months Ended               Nine Months Ended
                                                          September 30,                   September 30,
                                                     ---------------------             -------------------
                                                      1997           1996               1997         1996
                                                      ----           ----               ----         ----
 Primary:
 Income before extraordinary loss                    $11,350       $11,306             $32,125     $26,964
 Interest expense adjustment, net of
  income taxes                                            --            --                  --         424
                                                     -------       -------             -------     -------
   Adjusted net income before
    extraordinary loss                                11,350        11,306              32,125      27,388
 Extraordinary loss                                     (161)           --             (10,146)         --
                                                     -------       -------             -------     -------
   Adjusted net income                               $11,189       $11,306             $21,979     $27,388
                                                     =======       =======             =======     =======

 Weighted average common shares outstanding           24,933        24,345              24,849      18,062
 Weighted average common share equivalents:
   Assumed exercise of warrants                        1,128         1,228               1,183       7,723
   Assumed exercise of options                         1,969         1,719               1,932       1,645
   Assumed purchase of common shares for treasury     (1,004)       (1,022)             (1,095)     (2,521)
                                                     -------       -------             -------     -------

   Net weighted average additional shares issuable     2,093         1,925               2,020       6,847
                                                     -------       -------             -------     -------
   Common and common equivalent shares                27,026        26,270              26,869      24,909
                                                     =======       =======             =======     =======


 Income per common and common equivalent share:
   Income before extraordinary loss                     $.42          $.43               $1.20       $1.10
   Extraordinary loss                                   (.01)           --                (.38)         --
                                                        ----          ----                ----        ----
   Net income                                           $.41          $.43                $.82       $1.10
                                                        ====          ====                ====        ====

 Fully diluted:

 Income before extraordinary loss                    $11,350       $11,306             $32,125     $26,964
 Interest expense adjustment, net of income taxes         --            --                  --         360
                                                     -------       -------             -------     -------

   Adjusted net income before extraordinary loss      11,350        11,306              32,125      27,324
 Extraordinary loss                                     (161)           --             (10,146)         --
                                                     -------       -------             -------     -------

   Adjusted net income                               $11,189       $11,306             $21,979     $27,324
                                                     =======       =======             =======     =======

 Weighted average common shares outstanding           29,933        24,345              24,849      18,062
 Weighted average common share equivalents:
   Assumed exercise of warrants                        1,128         1,228               1,183       7,723
   Assumed exercise of options                         1,969         1,719               1,932       1,645
   Assumed purchase of common shares for treasury       (920)         (929)               (882)     (2,490)
                                                     -------       -------             -------     -------

   Net weighted average additional shares issuable     2,177         2,018               2,233       6,878
                                                     -------       -------             -------     -------

   Common and common equivalent shares                27,110        26,363              27,081      24,940
                                                     =======       =======             =======     =======

 Income per common and common equivalent share:
   Income before extraordinary loss                     $.42          $.43               $1.19       $1.09
   Extraordinary loss                                   (.01)           --                (.38)         --
                                                        ----          ----               -----       -----

   Net income                                           $.41          $.43                $.81       $1.09
                                                        ====          ====                ====       =====